UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): November 6, 2018

LSI INDUSTRIES INC.

(Exact name of Registrant as specified in its Charter)

Ohio	01-13375	31-0888951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Alliance Road, Cincinnati, Ohio	45242
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code                                          (513) 793-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07 – Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of LSI Industries Inc. (“LSI”) was held on November 6, 2018 at which the following matters were submitted to a vote of shareholders:

(a)     Votes regarding the election of seven directors.

Name	For	Withheld	Broker Non-Votes
Robert P. Beech	15,778,974	1,656,767	6,191,809
Ronald D. Brown	16,507,870	927,872	6,191,809
Gary P. Kreider	12,904,703	4,531,038	6,191,809
John K. Morgan	16,511,680	924,062	6,191,809
Wilfred T. O’Gara	15,788,917	1,646,825	6,191,809
James P. Sferra	16,018,220	1,417,521	6,191,809
Robert A. Steele	16,332,169	1,103,573	6,191,809

(b)     Votes regarding the ratification of the Audit Committee’s appointment of Grant Thornton LLP as LSI’s Independent Registered Public Accounting Firm for fiscal 2019.

For	Against	Abstain
23,281,915	292,649	52,986

(c)     Advisory votes on the Company’s executive compensation as described in the Company’s Proxy Statement.

For	Against	Abstain	Broker Non-Votes
16,334,033	1,046,905	54,803	6,191,809

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LSI INDUSTRIES INC.

BY:/s/ Howard E. Japlon
Howard E. Japlon
Executive Vice President, Human Resources & General Counsel

November 7, 2018